UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 11, 2008

Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 402-5700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On August 11, 2008, Critical Therapeutics, Inc. (the “Company”) announced its financial results for the three months ended June 30, 2008 and provided a business update, including with respect to the supply chain for ZYFLO CR(R) (zileuton) extended-release tablets. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01     Other Events.

The press release issued by the Company on August 11, 2008 announcing its financial results for the three months ended June 30, 2008 also provides updates with respect to the status of the Company’s proposed transaction with Cornerstone BioPharma Holdings, Inc. (“Cornerstone”) pursuant to the Agreement and Plan of Merger, dated as of May 1, 2008, among the Company, Neptune Acquisition Corp., Cornerstone and Cornerstone BioPharma, Inc. The press release, which is attached as Exhibit 99.1 hereto, is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 11, 2008	CRITICAL THERAPEUTICS, INC.

		By:	/s/ Thomas P. Kelly
Thomas P. Kelly
Chief Financial Officer and Senior Vice President of Finance and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 11, 2008.